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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT


                Subsidiaries                           Incorporated
                                                          (TEXAS)
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H.D. Vest Investment Securities,                            1983
Inc. "HDVIS"

H.D. Vest Advisory Services,                                1987
Inc. "HDVAS"

H.D. Vest Technology Services,                              1999
Inc. "HDVTI"

H.D. Vest Mortgage Services,                                1989
Inc. "HDVMS"

H.D. Vest Collateral Management                             1988
Compaany "HDVCMC"

H.D. Vest Business Valuation                                1987
Services, Inc. "HDVBVS"

H.D. Vest Corporate Finance,                                1990
Inc. "HDVCF"